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THE BANK OF NEW YORK
CORPORATE TRUST AND AGENCY SERVICES
101 BARCLAY STREET
NEW YORK, NEW YORK 10286                                          FINAL 07/29/96

CWMBS, INC.
MORTGAGE PASS-THROUGH CERTIFICATES
SERIES 1996-B

STATEMENT TO CERTIFICATEHOLDERS PREPARED PURSUANT TO SECTION 4.04 OF THE
POOLING AND SERVICING AGREEMENTS DATED FEBRUARY 1, 1996
CUSIP #126691
                      Distribution Date                                 07/25/96
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                                                                 SINGLE                      TOTAL
4.06(i) Reduction of the Stated Amount of Certificates         CERTIFICATE                  AMOUNT
Class A-1 Certificates.                                            RH9                 $7.41342626         $695,631.44
Class A-2 Certificates.                                            RJ5                 $0.00000000               $0.00
Class A-3 Certificates.                                            RK2                 $2.95838332          $36,598.16
Class X Certificates.                                              RM8                         N/A                 N/A
Class A-R Certificates.                                            RN6                 $0.00000000               $0.00
Class B-1 Certificates.                                            RP1                 $2.95838266          $10,712.49
Class B-2 Certificates.                                            RQ9                 $2.95838089           $4,463.54
Class B-3 Certificates.                                            RR7                 $2.95837849           $2,678.01
Class B-4 Certificates.                                                                $2.95838462           $1,249.74
Class B-5 Certificates.                                                                $2.95837849             $892.67
Class B-6 Certificates.                                                                $2.95838057           $1,428.53

                                                              Total Amount                                  753,654.58

Aggregate amount of any Principal Prepayments                                                               405,902.18
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4.06(ii) Amount of distribution representing interest.
                                           SINGLE              TOTAL
                                        CERTIFICATE            AMOUNT
Class A-1 Certificates.                 $5.27246414         $494,736.40
Class A-2 Certificates.                 $5.52083310          $40,026.04
Class A-3 Certificates.                 $5.46038073          $67,550.37
Class X Certificates.                   $1.21088033         $146,149.90
Class A-R Certificates.                 $0.00000000               $0.00
Class B-1 Certificates.                 $5.46038000          $19,772.38
Class B-2 Certificates.                 $5.46037919           $8,238.50
Class B-3 Certificates.                 $5.46038627           $4,942.90
Class B-4 Certificates.                 $5.46037307           $2,306.68
Class B-5 Certificates.                 $5.46037522           $1,647.63
Class B-6 Certificates.                 $5.46039108           $2,636.69

                                    Total Amount             788,007.49

4.06(iii) Amount of interest shortfall                                     0.00

4.06(iv) Stated Amount of Certificates after this Distribution

                             ORIGINAL              SINGLE              TOTAL
                              BALANCE           CERTIFICATE            AMOUNT
Class A-1 Certificates.     93,834,000.00      $947.59895059     $88,916,999.93
Class A-2 Certificates.     7,250,000.00     $1,000.00000000      $7,250,000.00
Class A-3 Certificates.     12,371,000.00      $986.09176784     $12,198,941.26
Class X Certificates.      120,697,228.67      $957.00080211    $115,507,344.65
Class A-R Certificates.        100.00            $0.00000000              $0.00
Class B-1 Certificates.     3,621,063.00       $986.09176918      $3,570,700.42
Class B-2 Certificates.     1,508,778.00       $986.09177096      $1,487,793.57
Class B-3 Certificates.      905,229.00        $986.09177346        $892,638.87
Class B-4 Certificates.      422,440.00        $986.09177635        $416,564.61
Class B-5 Certificates.      301,743.00        $986.09177346        $297,546.29
Class B-6 Certificates.      482,875.67        $986.09180289        $476,159.74

                                                       Total     $115,507,344.69
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
4.06(v)  The Pool Stated Principal Balance for the following Distribution Date              $115,507,344.65


4.06(vi)  Senior Percentage for this Distribution Date                                       93.8390100507%
          Subordinated Percentage for this Distribution Date                                  6.1609899493%

4.06(vii) Amount of the Master Servicing Fees paid to or retained by the Master
          Servicer with respect to such Distribution Date                                         36,402.30

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4.06(viii) Pass-Through Rate and for each Class of Certificates

Class A-1 Certificates.                                              6.62500000%
Class A-2 Certificates.                                              6.62500000%
Class A-3 Certificates.                                              6.62500000%
Class X Certificates.                                                1.50850140%
Class A-R Certificates.                                              6.62500000%
Class B-1 Certificates.                                              6.62500000%
Class B-2 Certificates.                                              6.62500000%
Class B-3 Certificates.                                              6.62500000%
Class B-4 Certificates.                                              6.62500000%
Class B-5 Certificates.                                              6.62500000%
Class B-6 Certificates.                                              6.62500000%

4.06(ix) Amount of Advances included in the distribution               22,676.98
         on such Distribution Date.

         Aggregate amount of Advances outstanding as of the close      36,274.06
         of business on such Distribution Date.

4.06(x) The number and aggregate principal amounts of Mortgage Loans delinquent

30 to 59 days                        9       $1,268,277.13
60 to 89 days                        3         $543,124.40
90 or more                           3         $399,050.36

The number and aggregate principal amounts of Mortgage Loans in foreclosure

In foreclosure                        0              $0.00

4.06(xi) The aggregate dollar amount of Scheduled  Payments for each of Mortgage
         Loan for the proceeding 12 calender months or all calender months since cut-off date

        (a)  All outsanding Mortgage loans on each Due Date                 0.00
        (b)  Delinquent 60 days or more on each of the Due Dates            0.00

4.06(xii) Loan number and Stated Principal Balance of any
          Mortgage loan that became an REO Property during the
          preceding calendar month.                                        $0.00


4.06(xiii) Total number and principal  balance of any REO
           Properties as of the close of business on the
           Determination Date preceding such Distribution Date     0       $0.00


4.06(xiv) Senior Prepayment Percentage                           100.0000000000%

4.06(xv) Aggregate amount of Realized Losses incurred
         during the preceding calendar month                               $0.00

         Aggregate amount of Realized Losses through Distribution Date     $0.00

4.06(xvi) Special Hazard Loss Coverage Amount                       2,174,593.06
          Required Fraud Loss Coverage                              2,413,945.00
          Current Bankruptcy Amount                                    75,000.00